Exhibit 10.3

Execution Version

PRIORITY LIEN DEBT
PLEDGE AGREEMENT

dated as of March 28, 2017

between

FORESIGHT ENERGY LP

and

LORD SECURITIES CORPORATION, AS PRIORITY LIEN COLLATERAL TRUSTEE

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SECTION 10.	PRIORITY LIEN COLLATERAL TRUSTEE	15

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	16

SECTION 12.	STANDARD OF CARE; PRIORITY LIEN COLLATERAL TRUSTEE MAY PERFORM	16

SECTION 13.	MISCELLANEOUS	17

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.4 — FINANCING STATEMENTS

EXHIBIT A — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

ii

This PRIORITY LIEN DEBT PLEDGE AGREEMENT, dated as of March 28, 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between Foresight Energy LP, a Delaware limited partnership (the “Grantor”), and Lord Securities Corporation, as collateral trustee for the Secured Parties (as herein defined) (in such capacity as collateral trustee, together with its successors and permitted assigns, the “Priority Lien Collateral Trustee”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, including any replacement thereof if such replacement credit agreement has been designated as “Priority Lien Debt” in accordance with Section 3.8 of the Collateral Trust Agreement, the “Credit Agreement”), by and among Foresight Energy LLC (the “Borrower”), the Grantor, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, The Huntington National Bank, as facilities administrative agent (in such capacity, together with its successors and permitted assigns, the “Facilities Administrative Agent”), Lord Securities Corporation, as term administrative agent (in such capacity, together with its successors and permitted assigns, the “Term Administrative Agent,” and together with the Facilities Administrative Agent, the “Administrative Agents”) and the other financial institutions party thereto;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Loan Parties (as defined in the Credit Agreement) have entered into and/or may enter into one or more Secured Hedging Agreements with one or more Hedge Banks;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Loan Parties have entered into and/or may enter into one or more Secured Cash Management Agreements with one or more Cash Management Banks;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders, Lender Parties, Hedge Banks and Cash Management Banks as set forth in the Credit Agreement, the Secured Hedging Agreements and Secured Cash Management Agreements, respectively, the Grantor has agreed to secure such Grantor’s obligations under the Loan Documents, the Secured Hedging Agreements and the Secured Cash Management Agreements (other than, in each case, Excluded Swap Obligations) as set forth herein;

WHEREAS, reference is made to that certain Collateral Trust Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among the Borrower, the Grantor, the other Loan Parties from time to time party thereto, the Facilities Administrative Agent, Wilmington Trust, National Association, as trustee for the noteholders under the Indenture (as defined therein), Lord Securities Corporation, as collateral trustee for the benefit of all Priority Lien Secured Parties and all Parity Lien Secured Parties (as each such term is defined therein) (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”), and the other parties from time to time party thereto; and

WHEREAS, in addition to the obligations under the Credit Agreement, the Secured Hedging Agreements and the Secured Cash Management Agreements referred to above, the Loan Parties may incur additional “Priority Lien Obligations” (as defined in the Collateral Trust Agreement) and the Grantor has agreed to secure the Priority Lien Obligations as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Priority Lien Collateral Trustee, for the benefit of the Secured Parties, as follows:

SECTION 1.                         DEFINITIONS; GRANT OF SECURITY.

1.1                               General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Bankruptcy Event of Default” shall mean an Event of Default under Section 8.01 (f) or (g) of the Credit Agreement or any similar Event of Default under any other Priority Lien Document.

“Borrower” shall have the meaning set forth in the recitals.

“Cash Proceeds” shall have the meaning assigned in Section 9.5.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all personal property assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trust Agreement” shall have the meaning set forth in the recitals.

“Collateral Trustee” shall have the meaning set forth in the recitals.

“Control” shall mean:  (1) with respect to any Securities Accounts, Security Entitlements, control within the meaning of Section 9-106 of the UCC, (2) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (3) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, and (4) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Controlling Priority Lien Representative” shall have the meaning set forth in the Collateral Trust Agreement.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Discharge of Priority Lien Obligations” shall have the meaning set forth in the Collateral Trust Agreement.

“Event of Default” shall have the meaning set forth in any Priority Lien Document (including the Credit Agreement).

“Grantor” shall have the meaning set forth in the preamble.

“Investment Related Property” shall mean:  (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all Pledged Equity Interests (regardless of whether classified as investment property under the UCC).

“Permitted Lien” shall mean those Liens permitted pursuant to Section 7.01 of the Credit Agreement.

“Pledged Equity Interests” shall mean all  interests in the Borrower, and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged Equity Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of the Borrower or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the Borrower and any other participation or interests in any equity or profits of the Borrower including, without limitation, any trust and all management rights relating to the Borrower.

“Priority Lien Collateral Trustee” shall have the meaning set forth in the preamble.

“Priority Lien Document” shall have the meaning set forth in the Collateral Trust Agreement

“Priority Lien Obligations” shall mean, without duplication, (i) all Priority Lien Obligations (as defined in the Collateral Trust Agreement) and (ii) all Secured Obligations (as defined in the Credit Agreement).  Notwithstanding anything to the contrary herein, the “Priority Lien Obligations” shall not include any Excluded Swap Obligations.

“Priority Lien Representative” shall have the meaning set forth in the Collateral Trust Agreement.

“Priority Lien Secured Parties” shall have the meaning set forth in the Collateral Trust Agreement.

“Secured Parties” shall mean each holder of a Priority Lien Obligation  and each other Priority Lien Secured Party, including, without limitation, the Agents, Lenders, L/C Issuers, Hedge Banks, Cash Management Banks and each other Priority Lien Secured Party, and shall include, without limitation, all former Agents, Lenders, L/C Issuers, Hedge Banks and Cash Management Banks to the extent that any Priority Lien Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, L/C Issuers, Hedge Banks or Cash Management Banks, and such Priority Lien Obligations have not been paid or satisfied in full.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2                               Definitions; Interpretation.

(a)                                 In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Certificated Security, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations and Uncertificated Security.

(b)                                 All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or  the Collateral Trust Agreement, as applicable.  The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11 hereof.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any Loan Document or other Priority Lien Document). The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sub-license, as applicable.  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.                         GRANT OF SECURITY.

2.1                               Grant of Security.  The Grantor hereby grants to the Priority Lien Collateral Trustee, for its benefit and for the benefit of the Secured Parties, a security interest in and continuing lien on all of its right, title and interest in, to and under the following property of the

Grantor, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)                                 Pledged Equity Interests; and

(b)                                 to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(c)                                  to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Collateral Trust Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Priority Lien Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Priority Lien Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement.  In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of such Collateral Trust Agreement shall govern and control.

SECTION 3.                         SECURITY FOR PRIORITY LIEN OBLIGATIONS; GRANTOR REMAINS LIABLE.

3.1                               Security for Priority Lien Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Priority Lien Obligations.

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Priority Lien Collateral Trustee or any other Secured Party, (ii) the Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to the Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Priority Lien Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Priority Lien Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to the Pledged Equity Interests, and (iii) the exercise by the Priority Lien Collateral Trustee of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.                         CERTAIN PERFECTION REQUIREMENTS

4.1                               Delivery Requirements.

With respect to any Certificated Securities included in the Collateral, the Grantor shall deliver to the Priority Lien Collateral Trustee the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Priority Lien Collateral Trustee or in blank.  In addition, the Grantor shall cause any certificates evidencing any Pledged Equity Interests to be similarly delivered to the Priority Lien Collateral Trustee regardless of whether such Pledged Equity Interests constitute Certificated Securities.

4.2                               Control Requirements.  With respect to any Securities Accounts or Securities Entitlements included in the Collateral, the Grantor shall provide control with respect thereto to the Priority Lien Collateral Trustee by causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement in form and substance reasonably satisfactory to the Priority Lien Collateral Trustee pursuant to which the Securities Intermediary shall agree to comply with the Priority Lien Collateral Trustee’s Entitlement Orders without further consent by the Grantor.  With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), the Grantor shall promptly notify the Priority Lien Collateral Trustee of the acquisition thereof and thereafter at the written request of the Priority Lien Collateral Trustee, the Grantor shall cause (or, with respect to an issuer that is not a Subsidiary or a controlled Affiliate of the Grantor, use commercially reasonable efforts to cause), the issuer of such Uncertificated Security to either (i) register the Priority Lien Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit A hereto (or such other agreement in form and substance reasonably satisfactory to the Priority Lien Collateral Trustee), pursuant to which such issuer agrees to comply with the Priority Lien Collateral Trustee’s instructions with respect to such Uncertificated Security without further consent by the Grantor; provided that, with respect to an issuer that is not a Subsidiary or a controlled Affiliate of the Grantor, if after the use of commercially reasonable efforts the Grantor cannot satisfy such requirement with respect to such Uncertificated Security then the Grantor shall not be required to take any further action with respect to such Uncertificated Security to ensure that the Priority Lien Collateral Trustee has Control of such Uncertificated Security.

4.3                               Timing and Notice.  With respect to any Collateral in existence on the Closing Date, except as otherwise expressly stated above, the Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements within thirty (30) days (or such longer period as the Priority Lien Collateral Trustee as directed by the Controlling Priority Lien Representative may agree to) of Grantor acquiring rights therein.  The Grantor shall promptly inform the Priority Lien Collateral Trustee in writing of its acquisition of any Collateral for which any action is required by Section 4 hereof.

SECTION 5.                         REPRESENTATIONS AND WARRANTIES.

The Grantor hereby represents and warrants that:

5.1                               Grantor Information and Status.

(a)                                 as of the Closing Date, Schedule 5.1(A) sets forth under the appropriate headings: (1) the full legal name of the Grantor, (2) the type of organization of the Grantor, (3) the jurisdiction of organization of the Grantor, (4) its organizational identification number, if any, and (5) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(b)                                 as of the Closing Date, except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if the Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise), in each case, within the past five (5) years;

(c)                                  as of the Closing Date, the Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite the Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite the Grantor’s name on Schedule 5.1(A) and remains duly existing as such.  the Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(d)                                 the Grantor is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2                               Collateral Identification, Special Collateral.  as of the Closing Date, Schedule 5.2 sets forth under the appropriate headings all of the Grantor’s Pledged Equity Interests.

5.3                               Ownership of Collateral and Absence of Other Liens.

(a)                                 (x) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (y) the Collateral is free and clear of any and all Liens other than any Permitted Liens; and

(b)                                 other than any financing statements filed in favor of the Priority Lien Collateral Trustee, the Grantor has not filed or consented to the filing of any effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral which is on file in any filing or recording office, in each case to the extent such filing effectuates a Lien other than a Permitted Lien, except for (w) any filings, notices or recordations with respect to which the underlying Indebtedness has been paid off or otherwise satisfied and (x) financing statements for which duly authorized proper termination statements have been delivered to the Priority Lien Collateral Trustee for filing.  Other than the Priority Lien Collateral Trustee, the Collateral Trustee for the benefit of any Parity Lien Secured Parties (as defined in the Collateral Trust Agreement) in accordance with the Collateral Trust Agreement and any automatic control in favor of a Securities Intermediary maintaining a Securities Account and no Person is in Control of any Collateral.

5.4                               Status of Security Interest.

(a)                                 upon the filing of financing statements naming the Grantor as “debtor” and the Priority Lien Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof provided as of the Closing Date, the security interest of the Priority Lien Collateral Trustee in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute valid, perfected, first priority Liens (if and to the extent perfection can be achieved through the actions described in this Section 5.4(a)) subject in the case of priority only, to any Permitted Liens with respect to Collateral.  Each agreement purporting to give the Priority Lien Collateral Trustee Control over any Collateral is effective to establish the Priority Lien Collateral Trustee’s Control of the Collateral subject thereto;  and

(b)                                 no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by the Grantor of the Liens purported to be created in favor of the Priority Lien Collateral Trustee hereunder or (ii) the exercise by Priority Lien Collateral Trustee of any rights or remedies in accordance with the UCC in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above and continuation statements in respect thereof, (B) the actions described in Section 4.2 with respect to Collateral subject to Control requirements, which actions have been taken and are in full force and effect, and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities.

5.5                               Pledged Equity Interests.

(a)                                 It is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(b)                                 No consent of any Person is necessary in connection with the creation, perfection or first priority status of the security interest of the Priority Lien Collateral Trustee in any Pledged Equity Interests or the exercise by the Priority Lien Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except as contemplated by the Collateral Trust Agreement or as have been obtained or waived; and

(c)                                  None of the Pledged Equity Interests are or represent interests that by their terms provide that they are securities governed by the Uniform Commercial Code of an applicable jurisdiction.

SECTION 6.                         COVENANTS AND AGREEMENTS.

The Grantor hereby covenants and agrees that:

6.1                               Agreement with respect to Pledged Equity Interests.  The Borrower and the Grantor hereby consent and agree that:

(i) any member of the Borrower (a “Member”) may pledge its membership interests (“Membership Interests”) to secure obligations arising pursuant to loans or other financial accommodations made to such Member and/or one or more of its affiliates from time to time, (ii) a pledgee of Membership Interests, or such pledgee’s permitted successors or assigns, may, in connection with the valid exercise of such pledgee’s or such permitted successor’s or assign’s rights, sell, transfer or otherwise dispose of all or part of the Membership Interests (including a sale, transfer or disposition in connection with any foreclosure) without any further consent of any Member and (iii) a pledgee of the Membership Interests, or such pledgee’s permitted successors or assigns, in connection with the valid exercise of such pledgee’s or such permitted successor’s or assign’s rights, or any purchaser of the Membership Interests acquired the Membership Interests in connection with the valid exercise of such rights (including in connection with any foreclosure), may acquire the Membership Interests and become a Member or be substituted for a Member of the Borrower without the consent of any Member.

6.2                               Ownership of Collateral and Absence of Other Liens.  Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and the Grantor shall use its commercially reasonable efforts in its business judgment to defend the Collateral against all Persons at any time claiming any security interest therein.

6.3                               Status of Security Interest.

(a)                                 Subject to the limitations set forth in subsection (b) of this Section 6.3, the Grantor shall maintain the security interest of the Priority Lien Collateral Trustee hereunder in all Collateral as valid, perfected, first priority Liens (subject to Permitted Liens).

(b)                                 Notwithstanding the foregoing, the Grantor shall not be required to take any action to perfect any Collateral that can only be perfected by Control except as and to the extent specified in Section 4 hereof.

6.4                               Pledged Equity Interests, Investment Related Property.

(a)                                 Except as provided in the next sentence, in the event the Grantor receives any dividends, interest or distributions on any Pledged Equity Interest, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) the Grantor shall promptly take all steps, if any, to the extent required hereunder with respect to such Collateral, to ensure the validity, perfection, priority and, if applicable, Control, subject to the priorities set forth in the Collateral Trust Agreement, of the Priority Lien Collateral Trustee over such Pledged Equity Interest (including, without limitation, delivery thereof to the Priority Lien Collateral Trustee) and, pending any such action, to the extent an Event of Default is occurring or continuing, the Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Priority Lien Collateral Trustee and shall segregate such dividends, distributions, Securities or other property from all other property of the Grantor.  Notwithstanding the foregoing, so long as the Priority Lien Collateral Trustee shall not have delivered written notice of its intent to exercise its remedies hereunder at any time while an Event of Default (other than Bankruptcy Event of Default) shall have occurred and be continuing and so long as no

Bankruptcy Event of Default shall have occurred and be continuing, the Priority Lien Collateral Trustee authorizes the Grantor to retain all cash dividends and distributions paid and all payments of interest;

(b)                                 Voting

(i)                                     Prior to receipt of a notice from the Priority Lien Collateral Trustee of its intent to exercise its remedies hereunder at any time while an Event of Default (other than Bankruptcy Event of Default) shall have occurred and be continuing and so long as no Bankruptcy Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to the Pledged Equity Interests in this Agreement or elsewhere herein or in the Credit Agreement, the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and

(ii)                                  Upon delivery to the Grantors by the Priority Lien Collateral Trustee of written notice of its intent to exercise remedies after the occurrence and during the continuation of an Event of Default (other than Bankruptcy Event of Default) or automatically upon the occurrence and during the continuation of any Bankruptcy Event of Default:

(1)                                 all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Priority Lien Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)                                 in order to permit the Priority Lien Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Priority Lien Collateral Trustee all proxies, dividend payment orders and other instruments as the Priority Lien Collateral Trustee may from time to time reasonably request and (2) the Grantor acknowledges that the Priority Lien Collateral Trustee may utilize the power of attorney set forth in Section 8.1; and

(c)                                  If the Borrower elects or otherwise takes any action to cause any Pledged Equity Interests owned by the Grantor which are not securities (for purposes of the UCC) to be treated as securities for purposes of the UCC, the Grantor shall promptly notify the Priority Lien Collateral Trustee in writing of any such election or action and, in such event, shall, to the extent required hereunder, take all steps necessary or advisable to establish the Priority Lien Collateral Trustee’s Control thereof; and

(d)                                 Without the prior written consent of the Priority Lien Collateral Trustee, the Grantor will not consent or otherwise agree to certificate any Pledged Equity Interests such that they constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC.

6.5                               Information Regarding Collateral.   Borrower will furnish to the  Facilities Administrative Agent and the Priority Lien Collateral Trustee reasonable prior written notice of any change (i) in the Grantor’s corporate name, (ii) in the Grantor’s form of formation or incorporation, (iii) in the Grantor’s jurisdiction of organization or (iv) in the Grantor’s Federal Taxpayer Identification Number or state organizational identification number.  The Borrower also agrees promptly to notify the Priority Lien Collateral Trustee and each Priority Lien Representative if any material portion of the Collateral is damaged or destroyed.

SECTION 7.                         FURTHER ASSURANCES.

7.1                               Further Assurances.

(a)                                 The Grantor agrees that from time to time, at the expense of the Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Priority Lien Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of (subject to Permitted Liens) and protect any security interest granted or purported to be granted hereby or to enable the Priority Lien Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Priority Lien Collateral Trustee may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  at the Priority Lien Collateral Trustee’s reasonable request, appear in and defend any action or proceeding that may affect the Grantor’s title to or the Priority Lien Collateral Trustee’s security interest in all or any material part of the Collateral; and

(iii)                               furnish the Priority Lien Collateral Trustee with such information regarding the Collateral, including, without limitation, the location thereof, as the Priority Lien Collateral Trustee may reasonably request from time to time.

(b)                                 The Grantor hereby authorizes the Priority Lien Collateral Trustee (without implying that the Collateral Trustee shall have any obligations to file) to file a Record or Records, including, without limitation, financing or continuation statements and amendments and supplements to any of the foregoing, in the United States and with any filing offices in the United States as the Priority Lien Collateral Trustee may determine, as directed by the Controlling Priority Lien Representative, are necessary or advisable to perfect or otherwise protect the security interest granted to the Priority Lien Collateral Trustee herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Priority Lien Collateral Trustee may determine, as directed by the Controlling Priority Lien Representative, to ensure the perfection of the security interest in the Collateral granted to the Priority Lien Collateral Trustee herein.  The Grantor shall furnish to the Priority Lien Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Priority Lien Collateral Trustee may reasonably request, all in reasonable detail.

SECTION 8.                         PRIORITY LIEN COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.

8.1                               Power of Attorney.  The Grantor hereby appoints the Priority Lien Collateral Trustee (such appointment being coupled with an interest) as the Grantor’s attorney-in-fact (such appointment to cease upon Discharge of Priority Lien Obligations), with full authority in the place and stead of the Grantor and in the name of the Grantor, the Priority Lien Collateral Trustee to take any action and to execute any instrument that the Priority Lien Collateral Trustee may deem reasonably necessary or advisable as directed by Controlling Priority Lien Representative to accomplish the purposes of this Agreement or any other Priority Lien Document, including, without limitation, the following:

(a)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Priority Lien Collateral Trustee may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Priority Lien Collateral Trustee with respect to any of the Collateral;

(d)                                 to prepare and file any UCC financing statements against the Grantor as debtor;

(e)                                  to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same, any such payments made by the Priority Lien Collateral Trustee to become obligations of such Grantor to the Priority Lien Collateral Trustee, due and payable immediately without demand; and

(f)                                   upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Priority Lien Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Priority Lien Collateral Trustee’s option as directed by the Controlling Priority Lien Representative and such Grantor’s expense, at any time or from time to time, all acts and things that the Priority Lien Collateral Trustee deems reasonably necessary as directed by the Controlling Priority Lien Representative to protect, preserve or realize upon the Collateral and the Priority Lien Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2                               No Duty on the Part of Priority Lien Collateral Trustee or Secured Parties The powers conferred on the Priority Lien Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Priority Lien Collateral Trustee or any other Secured Party to exercise any such powers.  The Priority Lien Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

8.3                               Appointment Pursuant to Credit Agreement.  The Priority Lien Collateral Trustee has been appointed as Collateral Trustee pursuant to the Credit Agreement and the Collateral Trust Agreement.  The rights, duties, privileges, immunities and indemnities of the Priority Lien Collateral Trustee hereunder are subject to the provisions of the Credit Agreement and the Collateral Trust Agreement and the other Priority Lien Document.

SECTION 9.                         REMEDIES.

9.1                               Generally.

(a)                                 If any Event of Default shall have occurred and be continuing, the Priority Lien Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Priority Lien Collateral Trustee on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Priority Lien Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Priority Lien Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Priority Lien Collateral Trustee may deem commercially reasonable; and

(ii)                                  visit and inspect any of the properties of the Grantor or subsidiary of the Grantor, to inspect, copy and take extracts from the Grantor’s financial and accounting records relating to the Collateral, at such times and during normal business hours as the Priority Lien Collateral Trustee may reasonably request.

(b)                                 The Priority Lien Collateral Trustee or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Priority Lien Collateral Trustee, as collateral trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Priority Lien Obligations as a credit on account of the purchase price for any Collateral payable by the Priority Lien Collateral Trustee at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Priority Lien Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Priority Lien Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Grantor agrees that it would not be commercially unreasonable for the Priority Lien Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  The Grantor hereby waives any claims against the Priority Lien Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Priority Lien Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Priority Lien Obligations, the Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Priority Lien Collateral Trustee to collect such deficiency.  The Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Priority Lien Collateral Trustee, that the Priority Lien Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Grantor, and the Grantor hereby waives to the extent permitted by applicable law and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Priority Lien Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Priority Lien Collateral Trustee hereunder.

(c)                                  The Priority Lien Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral.  The Priority Lien Collateral Trustee may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 The Priority Lien Collateral Trustee shall have no obligation to marshal any of the Collateral.

(e)                                  Any exercise of remedies provided in this Section 9 shall be subject to the Collateral Trust Agreement and any applicable intercreditor agreement.

9.2                               Application of Proceeds.  All proceeds received by the Priority Lien Collateral Trustee in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied by the Priority Lien Collateral Trustee as provided in the Collateral Trust Agreement.

9.3                               Sales on Credit.  If the Priority Lien Collateral Trustee sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Priority Lien Collateral Trustee and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Priority Lien Collateral Trustee may resell the Collateral and the Grantor shall be credited with proceeds of the sale.

9.4                               Pledged Equity Interests.  The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Priority Lien Collateral Trustee may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests conducted without prior registration or qualification of such Pledged Equity Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof.  The Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Priority Lien Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Priority Lien Collateral Trustee determines to exercise its right to sell any or all of the Pledged Equity Interests, upon written request, the Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Priority Lien Collateral Trustee all such information as the Priority Lien Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Equity Interests which may be sold by the Priority Lien Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5                               Cash Proceeds.  If any Event of Default shall have occurred and be continuing all proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall, subject to the terms of and the priorities set forth in the Collateral Trust Agreement and any applicable intercreditor agreement, be held by the Grantor in trust for the Priority Lien Collateral Trustee, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Priority Lien Collateral Trustee in the exact form received by the Grantor (duly indorsed by such Grantor to the Priority Lien Collateral Trustee, if required).  Any Cash Proceeds received by the Priority Lien Collateral Trustee (whether from a Grantor or otherwise) may, subject to the terms of and the priorities set forth in the Collateral Trust Agreement and any applicable intercreditor agreement, (i) be held by the Priority Lien Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Priority Lien Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Priority Lien Collateral Trustee against the Priority Lien Obligations then due and owing in accordance with Section 9.2 hereof.

SECTION 10.                  PRIORITY LIEN COLLATERAL TRUSTEE.

By acceptance of the benefits hereof, each Secured Party (whether or not a signatory hereto) shall be deemed to consent to the appointment of the Priority Lien Collateral Trustee to act as Priority Lien Collateral Trustee hereunder. The Priority Lien Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of any Collateral), solely in accordance with this Agreement, the Collateral Trust Agreement and any applicable intercreditor agreement; provided, the Priority Lien Collateral Trustee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the terms of the Collateral Trust Agreement.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Priority Lien Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section.  The rights, privileges, protections and immunities in the Collateral Trust Agreement for the benefit of the Collateral Trustee and the other provisions of the Collateral Trust Agreement relating to the Collateral Trustee are hereby incorporated herein with respect to the Priority Lien Collateral Trustee.

SECTION 11.                  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Discharge of Priority Lien Obligations and shall be binding upon the Grantor, its successors and permitted assigns, and inure, together with the rights and remedies of the Priority Lien Collateral Trustee hereunder, to the benefit of the Priority Lien Collateral Trustee and its successors, transferees and permitted assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement or any other applicable Priority Lien Document, any Lender or other Priority Lien Secured Party may assign or otherwise transfer any Loans or commitments held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise.  Upon the Discharge of Priority Lien Obligations, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantor or to whomsoever may be lawfully entitled to receive the same (in accordance with the Collateral Trust Agreement, any applicable Intercreditor agreement or otherwise).  Upon any such termination the Priority Lien Collateral Trustee shall, at the Grantor’s expense, execute and deliver to the Grantor or otherwise authorize the filing of such documents as the Grantor shall reasonably request, including financing statement amendments or terminations, account control termination letters, and any other such documents to evidence such termination.   All other releases of Collateral shall be made in accordance with the terms of the Collateral Trust Agreement and any applicable intercreditor agreement.

SECTION 12.                  STANDARD OF CARE; PRIORITY LIEN COLLATERAL TRUSTEE MAY PERFORM.

The powers conferred on the Priority Lien Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Priority Lien Collateral Trustee shall have no duty as to the Grantor or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Priority Lien Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Priority Lien Collateral Trustee accords its own property.  Neither the Priority Lien Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.  If the Grantor fails to perform any agreement contained herein, the Priority Lien Collateral Trustee may, but shall not be required to, itself perform, or cause performance of, such agreement, and the expenses of the Priority Lien

Collateral Trustee incurred in connection therewith shall be payable by the Grantor under the Collateral Trust Agreement.

SECTION 13.                  MISCELLANEOUS.

Any notice, request or demand required or permitted to be given under this Agreement shall be given in accordance with the Collateral Trust Agreement.  No failure or delay on the part of the Priority Lien Collateral Trustee in the exercise of any power, right or privilege hereunder or under the Collateral Trust Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the Collateral Trust Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of the Priority Lien Collateral Trustee and the Grantor and their respective successors and permitted assigns.  The Grantor shall not, without the prior written consent of the Priority Lien Collateral Trustee given in accordance with the Collateral Trust Agreement and any applicable intercreditor agreement, assign any right, duty or obligation hereunder.  This Agreement and the Collateral Trust Agreement embody the entire agreement and understanding between the Grantor and the Priority Lien Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Collateral Trust Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including .pdf or .tif format) shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement may be amended or supplemented in accordance with the terms of the Collateral Trust Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE COLLATERAL TRUST AGREEMENT.

IN WITNESS WHEREOF, the Grantor and the Priority Lien Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FORESIGHT ENERGY LP

By Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

FORESIGHT ENERGY LLC

By:	/s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

[Signature Page to Priority Lien Debt Pledge Agreement]

LORD SECURITIES CORPORATION,
as Priority Lien Collateral Trustee

By:	/s/ Albert J. Fioravanti
Name: Albert J. Fioravanti
Title: Director

[Signature Page to Priority Lien Debt Pledge Agreement]

EXHIBIT A
TO PRIORITY LIEN DEBT PLEDGE AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of [         ], 20[  ] among [                ] (the “Pledgor”), Lord Securities Corporation, as Priority Lien Collateral Trustee for the Secured Parties, (the “Priority Lien Collateral Trustee”) and [            ], a [        ] [corporation] (the “Issuer”).  Capitalized terms used but not defined herein shall have the meaning assigned in the Priority Lien Debt Pledge Agreement dated as of March 28, 2017, among the Pledgor and the Priority Lien Collateral Trustee (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.  Registered Ownership of Shares.  The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [          ] shares of the Issuer’s [common] stock (the “Pledged Shares”).

Section 2.  Instructions.  If at any time the Issuer shall receive instructions originated by the Priority Lien Collateral Trustee relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3.  Additional Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Priority Lien Collateral Trustee:

(a)  It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b)  It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Priority Lien Collateral Trustee purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c)   This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4.  Choice of Law.  THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 5.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

EXHIBIT A-1

Section 6.  Voting Rights.  Until such time as the Priority Lien Collateral Trustee shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7.  Successors; Assignment.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.  The Priority Lien Collateral Trustee may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8.  Indemnification of Issuer.  The Pledgor and the Priority Lien Collateral Trustee hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Priority Lien Collateral Trustee arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9.  Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:                                                                                                    [Name and Address of Pledgor]
Attention: [                ]
Telecopier: [                ]

Priority Lien Collateral Trustee:    [Name and Address of Priority Lien Collateral Trustee]
Attention: [                ]
Telecopier: [                ]

Issuer:                                                                                                            [Insert Name and Address of Issuer]
Attention: [                ]
Telecopier: [                ]

Any party may change its address for notices in the manner set forth above.

Section 10.  Termination.  The obligations of the Issuer to the Priority Lien Collateral Trustee pursuant to this Control Agreement shall continue in effect until the security interests of the Priority Lien Collateral Trustee in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement, the Collateral Trust Agreement or  Priority Lien Documents and the Priority Lien Collateral Trustee has notified the Issuer of such termination in writing or the other release of the security interests pursuant to the terms of the Security Agreement and the Collateral Trust Agreement and the Priority Lien Documents.  The Priority Lien Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Priority Lien

EXHIBIT A-2

Collateral Trustee’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement and the Collateral Trust Agreement.  The termination of this Control Agreement shall not by itself terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11.  Collateral Trust Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Priority Lien Collateral Trustee pursuant to this Control Agreement and the exercise of any right or remedy by the Priority Lien Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement.  In the event of any conflict between the terms of the Collateral Trust Agreement and this Control Agreement, the terms of such Collateral Trust Agreement shall govern and control.

Section 12.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

FORESIGHT ENERGY LP,
as Pledgor

By Foresight Energy GP LLC, its general partner

By:
Name:
Title:

LORD SECURITIES CORPORATION,
as Priority Lien Collateral Trustee

By:
Authorized Signatory

[ ]
as Issuer

By:
Name:
Title:

EXHIBIT A-3

Exhibit A

[Letterhead of Priority Lien Collateral Trustee]

[Date]

[Name and Address of Issuer]
Attention: [                                           ]

Re:  Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from the Pledgor.  This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,

LORD SECURITIES CORPORATION,
as Priority Lien Collateral Trustee

By:
Authorized Signatory

EXHIBIT A-4